                                                                    Exhibit 1



     We, the undersigned, hereby express our agreement that the attached

Amendment No. 3 to Schedule 13D is filed on behalf of each of the undersigned.



Dated:  March 3, 1995

                                DIMON INCORPORATED




                                /s/ Claude B. Owen, Jr.
                                ______________________________
                                Claude B. Owen, Jr.

                                Chairman and Chief Executive Officer


                                DIBRELL BROTHERS, INCORPORATED





                                /s/ Claude B. Owen, Jr.
                                _______________________________
                                Claude B. Owen, Jr.
                                Chairman and Chief Executive Officer


                                TRUST FBO DIBRELL BROTHERS,


                                INCORPORATED PER AGREEMENT


                                 DATED OCTOBER 21, 1994





                                /s/ Claude B. Owen, Jr.
                                _______________________________
                                Claude B. Owen, Jr.

                                 Trustee




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